UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

BLUE RIDGE BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-39165	54-1838100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Bayberry Court
Suite 101
Richmond, Virginia	23226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 743-6521

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BRBS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed by Blue Ridge Bankshares, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2024 (the “June 11 Form 8-K”), on June 7, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Richard T. Spurzem, a shareholder of the Company, to purchase 290,000 shares (the “Common Shares”) of the Company’s common stock, no par value per share, at a purchase price of $2.39 per Common Share, 1,140 shares (the “Preferred Shares”) of the Company’s Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series B, par value $50.00 per share (the “Series B Preferred Stock”), at a purchase price of $9,566.13 per Preferred Share, and a warrant to purchase 607 shares of Series B Preferred Stock at an exercise price of $10,000.00 per share (the “Warrant”).

Pursuant to the Securities Purchase Agreement, on June 13, 2024, the Company issued and sold the Common Shares, the Preferred Shares and the Warrant to Mr. Spurzem for gross proceeds to the Company of approximately $11.6 million (the “Private Placement”).

Warrant

At the closing of the Private Placement on June 13, 2024, the Company issued the Warrant to Mr. Spurzem on the terms previously disclosed in the June 11 Form 8-K.

Registration Rights Agreement

At the closing of the Private Placement on June 13, 2024, the Company and Mr. Spurzem entered into a Registration Rights Agreement (the “Registration Rights Agreement”) on the terms previously disclosed in the June 11 Form 8-K.

The foregoing descriptions of the Warrant and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Warrant and the Registration Rights Agreement, copies of which are filed as exhibits hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Based in part upon the representations of Mr. Spurzem in the Securities Purchase Agreement, the Private Placement is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated under the Securities Act.

Additional Information

Certain investments discussed above involved the sale of securities in a private transaction that were not registered under the Securities Act and are subject to the resale restrictions under the Securities Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Warrant, dated June 13, 2024, to Purchase Shares of Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series B, of Blue Ridge Bankshares, Inc. issued to Richard T. Spurzem

10.1	Registration Rights Agreement, dated June 13, 2024, by and between Blue Ridge Bankshares, Inc. and Richard T. Spurzem.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.
(Registrant)

Date: June 14, 2024	By:	/s/ Judy C. Gavant
Judy C. Gavant
Executive Vice President and Chief Financial Officer

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